UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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MAGUIRE PROPERTIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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April 29, 2005

DEAR STOCKHOLDER:

You are invited to attend the 2005 Annual Meeting of Stockholders of Maguire Properties, Inc. to be held on Tuesday, June 7, 2005, at 8:00 A.M., local time, at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012.

The purposes of this year’s meeting are to:

(i)	elect six directors;
(ii)	ratify the selection of the Company’s independent registered public accounting firm; and
(iii)	transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The accompanying Notice of Annual Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.
 It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you choose not to attend and vote at the Annual Meeting in person, you may vote by completing and mailing the enclosed proxy card. Voting by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Sincerely,

Robert F. Maguire III	Richard I. Gilchrist
Chairman and Co-Chief Executive Officer	President and Co-Chief Executive Officer

MAGUIRE PROPERTIES, INC.
333 South Grand Avenue, Suite 400
Los Angeles, California 90071

___________________________________

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2005

___________________________________

TO THE STOCKHOLDERS OF MAGUIRE PROPERTIES, INC.:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Maguire Properties, Inc., a Maryland corporation (the “Company”), will be held on Tuesday, June 7, 2005, at 8:00 A.M., local time, at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012, to consider the following:

•	the election of six directors to a one-year term of office expiring at the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualify;
•	the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005; and
•	the transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

The enclosed proxy card is solicited by our Board of Directors (the “Board”), which recommends that our stockholders vote FOR the election of the Board’s nominees named therein and FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005. Please refer to the attached Proxy Statement, which forms a part of this Notice of Annual Meeting and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

The Board has fixed the close of business on April 22, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any continuation, postponement or adjournment thereof.

By Order of Our Board of Directors

Mark T. Lammas
Secretary

Los Angeles, California
April 29, 2005

PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE.

MAGUIRE PROPERTIES, INC.
333 South Grand Avenue, Suite 400
Los Angeles, California 90071

_______________________

PROXY STATEMENT
_______________________

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Maguire Properties, Inc., a Maryland corporation (the “Company”), for use at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 7, 2005, at 8:00 A.M., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Company intends to mail this Proxy Statement and the accompanying proxy card on or about May 2, 2005 to all stockholders entitled to vote at the Annual Meeting. The Annual Meeting will be held at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California 90012.

Who Can Vote

You are entitled to vote if you were a stockholder of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), as of the close of business on April 22, 2005. Your shares can be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

At the close of business on April 22, 2005, 43,331,332 shares of Common Stock were outstanding and entitled to vote. A majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting.

Proxy Card and Revocation of Proxy

If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy in favor of the election of all of the director nominees and in favor of ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005. In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy

Statement. In addition, no stockholder proposals or nominations were received on a timely basis, other than a stockholder proposal received by the Company on December 22, 2004 that was duly withdrawn on February 28, 2005, and therefore no such matters may be brought to a vote at the Annual Meeting.

If you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may revoke your proxy by sending to Mark T. Lammas, Senior Vice President, General Counsel and Secretary, Maguire Properties, Inc., 333 South Grand Avenue, Suite 400, Los Angeles, California 90071, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting in person and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Voting of Shares

Stockholders of record as of the close of business on April 22, 2005 are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting. You may vote by attending the Annual Meeting and voting in person. If you choose not to attend the Annual Meeting, you may still vote by marking, signing, dating and returning the enclosed proxy card in the envelope that we have provided.

All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, a representative of MacKenzie Partners, Inc., who will separately tabulate affirmative and negative votes and abstentions. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions or withheld votes as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

In order to be elected as a director, a nominee must receive a plurality of the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the proposal regarding the election of the directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm. For purposes of the vote on the ratification of the selection of KPMG LLP as our independent registered public accounting firm, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

Solicitation of Proxies

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services. In addition, the Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies.

___________________

NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

The Company’s principal executive offices are located at 333 South Grand Avenue, Suite 400, Los Angeles, California 90071, our telephone number is (213) 626-3300 and our website is located at http://www.maguireproperties.com.1  References herein to the “Company” refer to Maguire Properties, Inc. and its subsidiaries, unless the context otherwise requires.

___________________

The date of this Proxy Statement is April 29, 2005.

___________________
1 Website addresses referred to in this Proxy Statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this Proxy Statement.

ITEM 1
ELECTION OF DIRECTORS

Under the Company’s charter and the Company’s Amended and Restated Bylaws (the “Bylaws”), each member of the Board serves for a one-year term and until his or her successor is duly elected and qualifies. Vacancies on the Board may be filled only by individuals elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the applicable term and until such director’s successor is elected and qualifies, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes cast at the Annual Meeting, which means the six nominees who receive the largest number of properly cast votes will be elected as directors. Each share of Common Stock is entitled to one vote for each of the six director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them for the election of the nominees named below unless authorization to do so is withheld. If any nominee should become unavailable for election prior to the Annual Meeting, an event which currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board.

Mr. Robert F. Maguire III, Mr. Richard I. Gilchrist, Mr. Lawrence S. Kaplan, Ms. Caroline S. McBride, Ms. Andrea L. Van de Kamp and Mr. Walter L. Weisman are all of our nominees for election to the Board. Each such nominee has consented to be named in this Proxy Statement and to serve as a director if elected, and our management has no reason to believe that any nominee will be unable to serve. The information below relating to the nominees for election as director has been furnished to the Company by the respective individuals. Each of the nominees would serve until his or her successor is elected and qualifies, or until such director’s earlier death, resignation or removal. If elected at the Annual Meeting, Messrs. Maguire, Gilchrist, Kaplan and Weisman and Mses. McBride and Van de Kamp would each serve until the 2006 Annual Meeting.

Nominees for Election for a One-Year Term Expiring at the 2006 Annual Meeting

The following table sets forth the name and age of the individuals who are our nominees for election as directors of the Company:

Name	Age

Robert F. Maguire III	70
Richard I. Gilchrist	59
Lawrence S. Kaplan	62
Caroline S. McBride	51
Andrea L. Van de Kamp	61
Walter L. Weisman	69

The following is a biographical summary of the experience of the individuals who are our nominees for election as directors of the Company:

Robert F. Maguire III has served as Chairman of the Board since June 26, 2002, Co-Chief Executive Officer since November 12, 2002 and Chief Executive Officer from June 26, 2002 to November 11, 2002. Mr. Maguire received his bachelor’s degree in political science from UCLA in 1961. Thereafter, he joined Security Pacific National Bank and progressed to Vice President, working with many of the country’s largest corporations and real estate developers. He established the Maguire Organization, comprised of Maguire Partners Development, Ltd. and its more than 125 predecessor and related entities, substantially all of which are or were predominantly owned by, or otherwise affiliated with, Mr. Maguire, and which collectively do business as Maguire Partners, in 1965 and initially specialized in industrial and housing projects and commenced commercial office building development in 1968. Mr. Maguire has directed the development of more than 25 million square feet of institutional-quality projects nationally, usually with major tenants including Sempra Energy, IBM, Wells Fargo Bank, Bank of America, The Walt Disney Company, MGM and Time Warner, among many others. Recognized for the architectural quality of its properties, Maguire Partners has received numerous awards for design excellence. Under Mr. Maguire’s direction, the firm developed some of the most significant landmark projects in the country. These include premier projects such as US Bank Tower, Gas Company Tower, Wells Fargo Tower and KPMG Tower in Los Angeles, Pasadena’s Plaza Las Fuentes, the Glendale Center, Commerce Square in downtown Philadelphia, Pennsylvania and Solana in Dallas, Texas. Mr. Maguire is a trustee of St. John’s Hospital and a board member of the Los Angeles County Museum of Art and the Los Angeles Music Center.

Richard I. Gilchrist has served on the Board and as our Co-Chief Executive Officer and President since November 12, 2002, and Chief Operating Officer and President from June 26, 2002 to November 11, 2002. Before joining our company, Mr. Gilchrist was the Chief Executive Officer, President and member of the board of directors of CommonWealth Atlantic Properties, a privately held real estate investment trust (“REIT”), from 1997 to 2001. Prior to that time, Mr. Gilchrist was a founder, Co-Chairman and Managing Partner of CommonWealth Partners, an adviser and venture partner with the California Public Employees Retirement System, from 1995 to 1997. Mr. Gilchrist was a Senior Partner and member of the Management Committee of Maguire Thomas Partners from 1983 to 1995. He began his professional career as an attorney in Los Angeles. Mr. Gilchrist was a member of the board of directors of the Fortress Group from 2000 to 2002 and is the Chairman of the board of trustees of Whittier College. Mr. Gilchrist holds a bachelor’s degree from Whittier College and a juris doctor degree from the UCLA School of Law.

Lawrence S. Kaplan has served on the Board since May 14, 2003. Mr. Kaplan is a Certified Public Accountant and retired as a partner from Ernst & Young LLP in September of 2000, where he was the national director of that firm’s REIT Advisory Services group. Mr. Kaplan joined Ernst & Young LLP as a partner in 1995 and was actively involved in the formation of numerous publicly traded REITs while there. After his retirement, Mr. Kaplan was retained by Ernst & Young LLP as a consultant during 2000 and 2001. Mr. Kaplan has served on the board of governors of the National Association of Real Estate Investment Trusts and has been actively involved in REIT legislative and regulatory matters for more than 20 years. Mr. Kaplan is a member of the board of directors of Highwoods Properties, Inc., a publicly held REIT, where he serves as chairman of the audit committee. He is also a member of the board of directors of Feldman Mall Properties, Inc., a publicly held REIT, where he serves as chairman of the audit committee and is a member of the compensation and nomination/governance committees, and a member of the board of directors of Endeavour Real Estate Securities Limited, a privately held REIT. Mr. Kaplan holds a bachelor of science degree from the University of Chicago and an MBA from Columbia University. Mr. Kaplan serves as one of our Independent Directors (as defined below under the heading “- Independent Directors”), as Chair of our Audit Committee and as a member of our Compensation Committee and Nominating and Corporate Governance Committee.

Caroline S. McBride has served on the Board since May 14, 2003. Ms. McBride is co-Founder, Chief Investment Officer and a Managing Director of Forum Partners Investment Management LLC, a real estate investment management firm that specializes in value-added indirect investments. Prior to founding Forum Partners, Ms. McBride was a Managing Director at Security Capital Group, where she provided investment and operating oversight for public and private real estate companies in which Security Capital Group had a significant ownership position. Prior to joining Security Capital Group in 1996, Ms. McBride was a Director of Private Market Investments for the IBM Retirement Fund, responsible for managing an approximately $4 billion real estate and private equity portfolio. Previously, Ms. McBride was a Director of Finance, Investments and Asset Management for IBM’s corporate real estate division, where she was responsible for investments in and management of real estate joint ventures worldwide. She joined IBM in 1978. Ms. McBride serves on the board of managers of Dividend Capital Investments LLC. Ms. McBride served as a director on the board of directors of CarrAmerica Realty Corp., a publicly held REIT, from 1996 until 2001, Storage USA, then a publicly held REIT, from 1997 until 2002, Belmont Corp., from 1998 until 2002 and as a trustee on the board of trustees of CWS Communities Trust from 1997 until 2001. She also previously served on the board of directors of the Pension Real Estate Association and the Real Estate Research Institute. Ms. McBride holds a bachelor of arts degree from Middlebury College and an MBA from New York University. Ms. McBride serves as one of our Independent Directors, as Chair of our Compensation Committee and as a member of our Audit Committee and Nominating and Corporate Governance Committee.

Andrea L. Van de Kamp has served on the Board since April 23, 2003. Ms. Van de Kamp is the Chairman Emeritus of the Performing Arts Center of Los Angeles County, which is the second largest performance arts center in the United States. Until 2004, Ms. Van de Kamp was Chairman of Sotheby’s West Coast business activities and a Senior Vice President and board member for Sotheby’s North America. Prior to joining Sotheby’s in 1989, Ms. Van de Kamp was president and CEO of the Independent Colleges of Southern California, where she administered annual fundraising campaigns for fifteen independent colleges. Earlier in her career, she served as Director for Public Affairs for Carter Hawley Hale Stores; Director of Development of the Museum of Contemporary Art; Executive Director of the Southern California Coro Foundation; and Associate Director of Admissions for Dartmouth College. Ms. Van de Kamp currently serves as a director on the board of directors of City National Bank. Ms. Van de Kamp served on the board of directors of Jenny Craig, Inc. from August 1994 until May 2002 and The Walt Disney Company from December 1998 until March 2003. Ms. Van de Kamp is a graduate of Michigan State University and received a master’s degree from Teacher’s College of Columbia University. Ms. Van de Kamp serves as one of our Independent Directors and as a member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Walter L. Weisman has served on the Board since April 23, 2003. Mr. Weisman is a past chairman and chief executive officer of American Medical International, Inc. (“AMI”). Mr. Weisman was admitted to the California bar in 1960, practiced law for several years, entered the healthcare field in 1969 and joined AMI in 1972. Mr. Weisman became Chief Operating Officer of AMI in 1976, President in 1978 and Chief Executive Officer in 1985. When Mr. Weisman left AMI in 1988, AMI was primarily a hospital management company that owned and operated acute care hospitals across the United States and in Europe, the Middle East, Latin America, Asia and Australia. At the time, AMI had more than 50,000 employees and annual revenues of approximately $4 billion. Since 1988, Mr. Weisman has been involved in private investments and volunteer activities. He is presently Vice Chairman of the Board of Trustees of the California Institute of Technology and a Member of the Institute’s oversight committee for the Jet Propulsion Laboratory. Mr. Weisman is Chairman of the Board of Trustees of the Los Angeles County Museum of Art and Chairman of the Board of Trustees of the Sundance Institute. He is also a trustee of the Public Broadcasting Service (PBS) and a trustee of the Kress Foundation. Mr. Weisman is a director of Occidental Petroleum Corporation (Los Angeles) and Fresenius Medical Care (Frankfurt, Germany), and until March 2005 was a director of Community Care Health Network, Inc. (New York City). Mr. Weisman holds a bachelor’s degree from Stanford University and a juris doctor degree from Stanford Law School. Mr. Weisman serves as one of our Independent Directors, as Chair of our Nominating and Corporate Governance Committee and as a member of our Audit Committee and Compensation Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF MESSRS. MAGUIRE, GILCHRIST, KAPLAN AND WEISMAN AND MSES. MCBRIDE AND VAN DE KAMP TO SERVE ON OUR BOARD OF DIRECTORS UNTIL THE 2006 ANNUAL MEETING AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFY.

Board Governance Documents

The Board maintains charters for each of its committees. In addition, the Board has adopted a written set of corporate governance guidelines and a code of business conduct and ethics that generally formalize practices already in place at the Company. To view our committee charters, corporate governance guidelines and code of business conduct and ethics, please visit our website at http://www.maguireproperties.com. Each of such documents are also available in print to any stockholder who sends a written request to such effect to Mark T. Lammas, Senior Vice President, General Counsel and Secretary, Maguire Properties, Inc., 333 South Grand Avenue, Suite 400, Los Angeles, California 90071.

Independent Directors

New York Stock Exchange (“NYSE”) listing standards require NYSE-listed companies to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee each comprised solely of independent directors. Under the NYSE listing standards, no director of a company qualifies as “independent” unless the board of directors of such company affirmatively determines that the director has no material relationship with such company (either directly or as a partner, shareholder or officer of an organization that has a relationship with such company). In addition, the NYSE listing standards provide that a listed company’s director is not independent if: (i) the director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer of the listed company; (ii) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (iii) (A) the director or an immediate family member is a current partner of a firm that is the listed company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company’s audit within that time; (iv) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee; and (v) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues. The Board by resolution adopted such standards as the Company’s standards for independence of Board members, and has affirmatively determined that all nominees for election to the Board at the Annual Meeting are independent under such standards (“Independent Directors”), except for Messrs. Maguire and Gilchrist.

Board Meetings

The Board held eight meetings and the non-management directors (which includes all the members of the Board except for Messrs. Maguire and Gilchrist) met in executive sessions four times during the year ended December 31, 2004. Walter L. Weisman presided over such executive sessions. The number of meetings for each Board committee is set forth below under the heading “- Board Committees.” During the year ended December 31, 2004, all of the directors attended at least 75% of the total number of meetings of the Board and of the Board committees on which they served. The Board expects all directors to attend each Annual Meeting of Stockholders barring unforeseen circumstances or unresolvable conflicts. All of our directors attended our 2004 Annual Meeting of Stockholders, which was held on June 3, 2004.

Board Committees

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The function of the Audit Committee is to help ensure the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. The Audit Committee is to select, assist and meet with the independent registered public accounting firm, oversee each annual audit and quarterly review, establish and maintain our internal audit controls and prepare the report that federal securities laws require be included in our Proxy Statement each year (see pages 32-33 for the current Audit Committee Report). The Audit Committee carries out its responsibilities in accordance with the terms of our Audit Committee Charter, which is located on our website at http://www.maguireproperties.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “- Board Governance Documents.” Mr. Kaplan is Chair and Ms. McBride, Ms. Van de Kamp and Mr. Weisman are members of the Audit Committee, all of whom are Independent Directors. The Board has determined that Mr. Kaplan is an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”). The Audit Committee meets the NYSE composition requirements, including the requirements dealing with financial literacy and financial sophistication. The members of the Audit Committee satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act and the NYSE listing standards. During the year ended December 31, 2004, the Audit Committee met six times. Further information regarding the specific functions performed by the Audit Committee is set forth below in “Audit Matters - Audit Committee Report.”

Compensation Committee

The Compensation Committee establishes, reviews, modifies and approves the compensation and benefits of our executive officers, administers our Amended and Restated 2003 Incentive Award Plan (the “Incentive Award Plan”) and any other incentive programs and produces an annual report on executive compensation for inclusion in our Proxy Statement each year (see pages 28-30 for the current Compensation Committee Report on Executive Compensation). Our Compensation Committee Charter is located on our website at http://www.maguireproperties.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “- Board Governance Documents.” Ms. McBride is Chair and Mr. Kaplan, Ms. Van de Kamp and Mr. Weisman are members of the Compensation Committee. During the year ended December 31, 2004, the Compensation Committee met four times. Further information regarding the specific functions performed by the Compensation Committee is set forth below in “- Compensation Committee Report on Executive Compensation.”

Nominating and Corporate Governance Committee

The Company has a standing Nominating and Corporate Governance Committee, which committee’s function is to develop and recommend to the Board a set of corporate governance principles, adopt a code of ethics, adopt policies with respect to conflicts of interest, monitor our compliance with corporate governance requirements of state and federal law and the rules and regulations of the NYSE, establish criteria for prospective members of the Board, conduct candidate searches and interviews, oversee and evaluate the Board and our management, evaluate from time to time the appropriate size and composition of the Board and recommend, as appropriate, increases, decreases and changes in the composition of the Board and formally propose the slate of directors to be elected at each Annual Meeting of our stockholders. Our Nominating and Governance Committee Charter is located on our website at

http://www.maguireproperties.com and is available in print to any stockholder who requests it by writing to our Secretary, as provided for in “- Board Governance Documents.” Mr. Weisman is chair and Mr. Kaplan, Ms. McBride and Ms. Van de Kamp are members of the Nominating and Corporate Governance Committee and are all Independent Directors. During the year ended December 31, 2004, the Nominating and Corporate Governance Committee met four times. Further information regarding the Nominating and Corporate Governance Committee is set forth below in “- Qualifications of Director Nominees” and “- Nominating and Corporate Governance Committee’s Process for Considering Director Nominees.”

Qualifications of Director Nominees

The Nominating and Corporate Governance Committee has not set forth minimum qualifications for Board nominees. However, pursuant to its charter, in identifying candidates to recommend for election to the Board, the Nominating and Corporate Governance Committee considers the following criteria:

(i)	experience in corporate governance, such as service as an officer or former officer of a publicly held company;
(ii)	experience in the Company’s industry;
(iii)	experience as a board member of another publicly held company; and
(iv)	academic expertise in an area of the Company’s operations.
Nominating and Corporate Governance Committee’s Process for Considering Director Nominees

At an appropriate time prior to each Annual Meeting at which directors are to be elected or re-elected, the Nominating and Corporate Governance Committee shall recommend to the Board for nomination by the Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. The Nominating and Corporate Governance Committee shall, at least annually, evaluate the performance of each current director.

At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee shall recommend to the Board for election by the Board to fill such vacancy such prospective member of the Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above in “- Qualifications of Director Nominees.”

The foregoing notwithstanding, if the Company is legally required by contract or otherwise to permit a third party to designate one or more of the directors to be elected (for example, pursuant to rights contained in Articles Supplementary designating a class or series of preferred stock to elect one or more directors upon a dividend default), then the nomination or election of such directors shall be governed by such requirements. Additionally, recommendations received by stockholders will be considered and are subject to the same criteria as are candidates recommended by the Nominating and Corporate Governance Committee.

Manner by which Stockholders May Recommend Director Candidates

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders of the Company. All recommendations must be directed to Walter L. Weisman, Chair of the Nominating and Corporate Governance Committee, c/o Mark T. Lammas, Senior Vice President, General Counsel and Secretary, Maguire Properties, Inc., 333 South Grand Avenue, Suite 400, Los Angeles, California 90071. Recommendations for director nominees to be considered at the 2006 Annual Meeting of Stockholders must be received in writing not later than January 2, 2006. Each stockholder recommending a person as a director candidate must provide the Company with the following information so that the Nominating and Corporate Governance Committee may determine whether the recommended director candidate is independent from the stockholder, or each member of the stockholder group, that has recommended the director candidate:

•
if the recommending stockholder or any member of the recommending stockholder group is a natural person, whether the recommended director candidate is the recommending stockholder, a member of the recommending stockholder group, or a member of the immediate family of the recommending stockholder or any member of the recommending stockholder group;

•
if the recommending stockholder or any member of the recommending stockholder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is or has been at any time during the current or preceding calendar year an employee of the recommending stockholder or any member of the recommending stockholder group;

•
whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted, directly or indirectly, any consulting, advisory, or other compensatory fees from the recommending stockholder or any member of the group of recommending stockholders, or any of their respective affiliates, during the current or preceding calendar year;

•
whether the recommended director candidate is an executive officer or director (or person fulfilling similar functions) of the recommending stockholder or any member of the recommending stockholder group, or any of their respective affiliates; and

•	whether the recommended director candidate controls the recommending stockholder or any member of the recommending stockholder group.
The recommending stockholder must also provide supplemental information that the Nominating and Corporate Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of an Independent Director, and (iii) satisfies the standards for our directors set forth above in “- Qualifications of Director Nominees.” In addition, the recommending stockholder must include the consent of the recommended director candidate in the information provided to the Company and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating and Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, Board membership, would violate controlling federal or state law.

Stockholder Communications with the Board

Stockholders may send correspondence directed to the Board, c/o Mark T. Lammas, Senior Vice President, General Counsel and Secretary, Maguire Properties, Inc., 333 South Grand Avenue, Suite 400, Los Angeles, California 90071. Mr. Lammas will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to the Company’s management. Mr. Lammas will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. Mr. Lammas will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate. Correspondence intended for our non-management directors as a group should be addressed to the Company at the address above, Attention: Non-Management Directors.

Compensation of Directors

Each of our directors who is not an employee of the Company or one of our subsidiaries receives an annual fee of $90,000 for services as a director. The Chair of the Audit Committee receives an additional $25,000 annual fee. No additional fee is paid for attendance at Board committee meetings. Directors who are employees of the Company or our subsidiaries do not receive compensation for their services as directors.

Our Incentive Award Plan provides for formula grants of stock options to non-employee directors on and after the consummation of our initial public offering (our “IPO”), which occurred on June 27, 2003. On June 27, 2003, each non-employee director received an option to purchase 7,500 shares of our Common Stock at an exercise price of $19.00 per share. Thereafter, on the date of each Annual Meeting of Stockholders at which the non-employee director is re-elected to the Board, such non-employee director will receive an option to purchase 5,000 shares of our Common Stock at an exercise price equal to 100% of the fair market value of our Common Stock on the date of grant. Such options were granted in connection with the Company’s 2004 Annual Meeting to all non-employee directors. Similarly, each non-employee director who is initially elected to the Board after our IPO will receive an option to purchase 7,500 shares of our Common Stock on the date of such initial election and an option to purchase 5,000 shares of our Common Stock on the date of each Annual Meeting of Stockholders at which the non-employee director is re-elected to the Board. The exercise price will be equal to 100% of the fair market value of our Common Stock on the date of grant. The options granted to non-employee directors are exercisable in three equal annual installments beginning on the first anniversary of the date of the grant of the option.

ITEM 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2005, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the Company’s stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since the Company’s inception in 2002. A representative of KPMG LLP is expected to be present at the Annual Meeting, and, if present, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2005.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of April 22, 2005 the beneficial ownership of shares of our Common Stock and shares of Common Stock into which units of limited partnership interest (“Units”) in Maguire Properties, L.P., a Maryland limited partnership (the “Operating Partnership”), of which we are the sole general partner, are exchangeable, for: (i) each person who is the beneficial owner of 5% or more of our outstanding Common Stock, (ii) each of our directors and executive officers, and (iii) our directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our Common Stock shown as beneficially owned by such person, except as otherwise set forth in the footnotes to the table. The amount of Common Stock and Units held by each person is also set forth in the footnotes. Unless otherwise indicated, the address of each named person is c/o Maguire Properties, Inc., 333 South Grand Avenue, Suite 400, Los Angeles, California 90071.

Name of Beneficial Owner	Number of Shares of Common Stock and Units Beneficially Owned	Percent of All Shares of Common Stock(1)	Percent of All Shares of Common Stock and Units(2)

Robert F. Maguire III(3)	10,113,660	18.9%	18.8%
Cohen & Steers Capital Management Inc.(4)	6,408,225	14.8%	11.9%
Clarion CRA Securities, LP(5)	6,184,635	14.3%	11.5%
Neuberger Berman, Inc.(6)	2,391,536	5.5%	4.4%
Richard I. Gilchrist(7)	488,158	1.1%	0.9%
Dallas E. Lucas(8)	35,088	*	*
William H. Flaherty(9)	26,316	*	*
Mark T. Lammas(10)	65,146	*	*
Andrea L. Van de Kamp(11)	6,666	*	*
Walter L. Weisman(11)	6,666	*	*
Caroline S. McBride(11)	6,666	*	*
Lawrence S. Kaplan(11)	6,666	*	*
All directors and executive officers as a group (9 persons)	10,702,400	20.1%	19.9%
__________

* Less than 1.0 percent.

(1)
Amounts for individuals assume that all Units and vested options held by the person are exchanged or exercised, as applicable, for shares of our Common Stock, and amounts for all directors and officers as a group assume all Units and vested options held by them are exchanged or exercised, as applicable, for shares of our Common Stock. The total number of shares of Common Stock outstanding used in calculating this percentage assumes that none of the Units and vested options held by other persons are exchanged or exercised, as applicable, for shares of our Common Stock.

(2)
Based on a total of 53,788,840 shares of Common Stock and Units outstanding, comprised of 43,331,332 shares of Common Stock and 10,457,508 Units that may be exchanged for cash or shares of Common Stock under certain circumstances.

(3)
Includes 52,632 Units that are held by Master Investments, LLC, an entity in which Messrs. Maguire and Gilchrist and others have shared voting and investment power, of which Mr. Maguire disclaims beneficial ownership in the 45% of such Units in which he has no pecuniary interest. In addition, Mr. Maguire has pledged 1,578,947 Units to an affiliate of Citigroup Global Markets Inc. as additional credit support for loans associated with one of certain properties owned and controlled by Mr. Maguire and not contributed to us in connection with our IPO (the “Excluded Properties”) and an additional 2,040,039 Units to Wachovia Bank, N.A., as credit support on a personal line of credit.

(4)
Based on information provided by Cohen & Steers Capital Management, Inc. in a Schedule 13G/A filed with the SEC on February 14, 2005. Cohen & Steers Capital Management, Inc.’s address is 757 Third Avenue, New York, New York 10017.

(5)
Based on information provided by Clarion CRA Real Estate Securities, L.P. in a Schedule 13G filed with the SEC on March 2, 2005. Clarion CRA Real Estate Securities L.P.’s address is 259 North Radnor, Chester Road, Suite 205, Radnor, Pennsylvania 19087.

(6)	Based on information provided by Neuberger Berman, Inc. in a Schedule 13G filed with the SEC on February 15, 2005. Neuberger Berman Inc.’s address is 605 Third Avenue, New York, New York 10158.

(7)
Represents 435,526 shares of restricted Common Stock and 52,632 Units. All Units are held by Master Investments, LLC, of which Mr. Gilchrist disclaims beneficial ownership in the 90% of such Units in which he has no pecuniary interest.

(8)	Represents 35,088 shares of restricted Common Stock. Does not include an option to acquire 500,000 shares of restricted Common Stock that is not exercisable until June 27, 2006.
(9)	Represents 26,316 shares of restricted Common Stock.
(10)	Represents 65,146 shares of restricted Common Stock.
(11)
Represents (a) 5,000 of the 7,500 issuable shares of a Common Stock option grant, 2,500 of which became exercisable on June 27, 2004 and 2,500 of which will become exercisable on June 27, 2005, and (b) 1,666 of the 5,000 issuable shares of a Common Stock option grant, which will become exercisable on June 27, 2005. The remaining issuable 2,500 and 3,334 shares of these option grants, respectively, are not reflected because the options are not exercisable within 60 days of the date of this table.

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

The following sets forth certain current information with respect to the executive officers of the Company:

Name	Age	Position(s)

Robert F. Maguire III	70	Co-Chief Executive Officer
Richard I. Gilchrist	59	Co-Chief Executive Officer and President
Dallas E. Lucas	43	Executive Vice President and Chief Financial Officer
William H. Flaherty	54	Senior Vice President, Leasing and Marketing
Mark T. Lammas	38	Senior Vice President, General Counsel and Secretary
Javier F. Bitar	43	Senior Vice President, Finance
Robert P. Goodwin	53	Senior Vice President, Construction and Development
Daniel F. Gifford	60	Senior Vice President, Asset Management
Peggy Moretti	42	Senior Vice President, Investor and Public Relations
Timothy B. Carey	47	Senior Vice President

Robert F. Maguire III has served as our Co-Chief Executive Officer since November 12, 2002, and Chief Executive Officer from June 26, 2002 to November 11, 2002. Biographical information regarding Mr. Maguire is set forth under the heading “Election of Directors - Nominees for Election for a One-Year Term Expiring at the 2006 Annual Meeting.”

Richard I. Gilchrist has served as our Co-Chief Executive Officer and President since November 12, 2002, and Chief Operating Officer and President from June 26, 2002 to November 11, 2002. Biographical information regarding Mr. Gilchrist is set forth under “Election of Directors - Nominees for Election for a One-Year Term Expiring at the 2006 Annual Meeting.”

Dallas E. Lucas has served as our Executive Vice President and Chief Financial Officer since June 26, 2002. Before joining the Company, Mr. Lucas served as Director, Vice President and Chief Financial Officer for NorthStar Capital Investment Corp., a privately held real estate investment company, from August 1998 to July 2002. Prior to joining NorthStar, Mr. Lucas served as Senior Vice President and Chief Financial Officer for Crescent Real Estate Equities Company, a public REIT, from December 1993 to August 1998. Mr. Lucas holds a bachelor’s degree in business administration from the University of Oklahoma.

William H. Flaherty has served as our Senior Vice President, Leasing and Marketing since May 1, 2004. Mr. Flaherty has more than 20 years of commercial real estate experience, ten of which were with Maguire Partners. He most recently was a Partner at Maguire Partners, with primary responsibility for marketing and leasing at Solana, the firm’s 900-acre master-planned corporate campus located in Southlake and Westlake, Texas. Mr. Flaherty originally joined Maguire Partners in 1990, where he served in various senior leasing positions until 1998. Prior to rejoining Maguire Partners in 2002, he served as Senior Vice President of Hillwood Urban Development in Dallas, Texas. Mr. Flaherty holds a bachelor’s degree in business administration from St. Ambrose University and an M.B.A. from the University of Portland.

Mark T. Lammas has served as our Senior Vice President, General Counsel and Secretary since June 26, 2002. Prior to that time, Mr. Lammas served as Senior Vice President and General Counsel for Maguire Partners from June 1998. Before joining Maguire Partners, Mr. Lammas was an attorney with Cox, Castle & Nicholson LLP from September 1992 to June

1998. Mr. Lammas holds a bachelor’s degree in political economies of industrial societies from the University of California - Berkeley and a juris doctor degree from the Boalt Hall School of Law, University of California - Berkeley.

Javier F. Bitar has served as our Senior Vice President, Finance since June 26, 2002. Mr. Bitar served as a Partner of Maguire Partners with responsibility for all financial and accounting matters related to the firm’s property portfolio from 1999. Mr. Bitar joined Maguire Partners in 1987 as a Financial Analyst and held various finance-related positions before being admitted as a Partner. Prior to joining Maguire Partners, Mr. Bitar was an Audit Senior with Arthur Andersen’s Real Estate Services Group. Mr. Bitar is a Certified Public Accountant and a member of the Institute of Property Taxation and the American Institute of Certified Public Accountants. Mr. Bitar holds a bachelor’s degree in business administration from California State University, Los Angeles.

Robert P. Goodwin has served as our Senior Vice President, Construction and Development since June 26, 2002. Mr. Goodwin served as President of Hillwood Urban Development in Dallas, Texas from 2001 to 2002. Prior to that time, Mr. Goodwin was a Partner of CommonWealth Partners, Los Angeles from 1997 to 2001. From 1987 to 1996, Mr. Goodwin was a Vice President and Senior Vice President for Construction with Maguire Thomas Partners. Mr. Goodwin holds a bachelor’s degree in engineering from Kansas State University.

Daniel F. Gifford has served as our Senior Vice President, Asset Management since June 26, 2002. Mr. Gifford served as a Partner of Maguire Partners with responsibility for asset management from May 1990. Before joining Maguire Partners in May 1990, Mr. Gifford served as Executive Vice President for Pittsburgh-based Interstate Hotels, then the largest franchisee of Marriott-branded hotels. Mr. Gifford holds a bachelor’s degree in hotel and restaurant administration from Florida State University.

Peggy Moretti has served as our Senior Vice President, Investor and Public Relations since June 27, 2003, with responsibility for investor relations and corporate communications. Prior to joining Maguire Partners in 1996, Ms. Moretti served as Director of Public Relations for The Peninsula Beverly Hills from 1991 to 1996. From 1985 to 1991, Ms. Moretti served in various roles for Rogers & Cowan, an international public relations consultancy firm. She is a member of the National Association of Industrial and Office Properties and has served as a board member of the Los Angeles Conservancy. Ms. Moretti holds a bachelor’s degree in political science from the University of California - Los Angeles.

Timothy B. Carey has served as our Senior Vice President since January 18, 2005.  Prior to joining the Company, Mr. Carey served as Executive Vice President, Urban Development for Catellus Development Corporation from July 1996 to December 31, 2004, where he had responsibility for all project management and construction management activities for the company’s Urban Development Operating Unit.  Mr. Carey served as Vice President at New Water Street Corporation in New York from July 1995 to July 1996, overseeing the approximately $140 million renovation of the 55 Water Street Building in downtown Manhattan.  From 1990 to 1995, Mr. Carey served as tenant improvements manager for Maguire

Thomas Partners.  Mr. Carey holds a bachelor’s degree in government from Harvard University and an M.B.A. from the Owen Graduate School of Management at Vanderbilt University.

EXECUTIVE COMPENSATION

Because we were only recently organized, meaningful individual compensation information is not available for periods prior to June 27, 2003. The following table sets forth the annual base salary, bonus and other compensation paid in fiscal 2004 and 2003 to our Co-Chief Executive Officers and our three other most highly compensated executive officers. Pursuant to their respective employment agreements, Messrs. Gilchrist, Flaherty and Lammas received $1.25 million, $500,000 and $250,000, respectively, set forth under “Other Annual Compensation” in the table below in the form of a lump-sum cash payment in connection with the consummation of our IPO on June 27, 2003. Pursuant to Mr. Lucas’ employment agreement, he received a signing bonus of $200,000, paid in two equal installments of $100,000 on July 1, 2003 and July 1, 2004, as set forth under “Other Annual Compensation” in the table below. Pursuant to their respective employment agreements and our Incentive Award Plan, Messrs. Gilchrist, Lucas, Flaherty and Lammas received shares of restricted Common Stock as set forth under “Restricted Common Stock Awards” in the table below, and Mr. Lucas received a non-qualified stock option to purchase the shares of Common Stock set forth under “Securities Underlying Options” in the table below, in each case on the terms set forth under the heading “- Employment Agreements.” In addition, pursuant to his employment agreement, Mr. Lammas received $2.0 million in restricted stock on June 27, 2004, the first anniversary of our IPO. Under Mr. Gilchrist’s employment agreement, he received a full tax gross-up with respect to the vesting of the first approximately $2.2 million of his restricted Common Stock grant as set forth under “All Other Compensation” in the table below and further described under the heading “- Employment Agreements.” Under Mr. Lucas’ employment agreement, he received a full tax gross-up with respect to the vesting of his $1.0 million restricted Common Stock grant paid over the period during which his restricted Common Stock vests, and we reimbursed him for certain costs and expenses in connection with his relocation to Los Angeles totaling approximately $378,000. These amounts paid to Mr. Lucas are included under “All Other Compensation” in the table below and further described in “- Employment Agreements.” Under Mr. Flaherty’s employment agreement, we reimbursed him for certain costs and expenses in connection with his relocation to Los Angeles totaling approximately $305,000. These amounts paid to Mr. Flaherty are included under “All Other Compensation” in the table below and further described under the heading “- Employment Agreements.”

Summary Compensation Table

	Annual Compensation						Long-Term Compensation
Name and Position(s)	Year	Base Salary ($)(1)	Bonus ($)		Other Annual Compensation ($)		Restricted Common Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation ($)(2)

Robert F. Maguire III	2004	150,000	-		-		-		-	-
Chairman and Co-Chief	2003	75,000	-		-		-		-	-
Executive Officer

Richard I. Gilchrist	2004	450,000	787,500	(3)	-		-	(4)	-	6,500
President and Co-Chief	2003	225,000	-	(5)	1,250,000	(6)	8,750,000		-	2,205,331	(7)
Executive Officer

Dallas E. Lucas	2004	400,000	650,000	(8)	100,000	(9)	-	(10)	-	6,500
Executive Vice President and	2003	201,795	-	(11)	100,000	(12)	1,000,000		500,000	1,378,000	(13)
Chief Financial Officer

William H. Flaherty	2004	291,667	150,750	(14)	-		-	(15)	-	305,000	(16)
Senior Vice President,	2003	195,144	-		500,000	(17)	500,000		-	-
Leasing and Marketing

Mark T. Lammas	2004	275,000	275,000		-		2,000,000	(18)	-	6,500
Senior Vice President,	2003	126,121	225,000		250,000	(19)	250,000		-	3,498
General Counsel and
Secretary
__________
(1)
Amounts given are actual amounts paid during the period from the consummation of our IPO on June 27, 2003 to December 31, 2004. Based on employment agreements that became effective June 27, 2003, as amended, Mr. Maguire’s annual base salary is $150,000, Mr. Gilchrist’s is $450,000, Mr. Lucas’ is $400,000, Mr. Flaherty’s was $275,000 through April 30, 2004 and $300,000 effective May 1, 2004 and Mr. Lammas’ was $250,000 through December 31, 2003 and $275,000 effective January 1, 2004. See “- Employment Agreements.”

(2)	Unless otherwise indicated, represents the amounts we contributed each year to our 401(k) retirement plan for the benefit of each of our named executive officers.
(3)
Mr. Gilchrist received $787,500 in bonus payments in or related to fiscal 2004. Of this amount, $337,500 represents a bonus paid on June 27, 2004, the first anniversary of our IPO, for the period from June 27, 2003 to December 31, 2003. The remaining $450,000 represents Mr. Gilchrist’s bonus for the period from January 1, 2004 to December 31, 2004.  Not included in this amount is a bonus of $450,000 paid to Mr. Gilchrist in March 2005 related to property acquisitions and major tenant leases completed in the first quarter of 2005.

(4)
As of December 31, 2004, Mr. Gilchrist held 435,526 vested and unvested shares of restricted Common Stock, valued in the aggregate at $11,959,544 (based on a closing share price on such date of $27.46). 52,632 shares of restricted Common Stock will vest on June 27, 2005, 2006, 2007 and 2008, respectively, the second through fifth anniversaries of the date of the grant.  The Company has paid and will pay dividends of $1.60 per annum on all vested and unvested shares of restricted Common Stock held by Mr. Gilchrist.

(5)
Mr. Gilchrist received no bonus for the period from June 27, 2003 to December 31, 2003. However, pursuant to his employment agreement with us, Mr. Gilchrist received a $337,500 bonus on June 27, 2004, the first anniversary of our IPO, for the period from June 27, 2003 to December 31, 2003.

(6)
Mr. Gilchrist received a lump-sum cash payment of $1,250,000 in connection with the consummation of our IPO on June 27, 2003, which was intended to mitigate tax obligations associated with the vesting of restricted Common Stock issued to Mr. Gilchrist.

(7)
In fiscal 2004, Mr. Gilchrist received a full tax gross-up of approximately $2,199,331 relating to the vesting of the first 131,579 shares of his restricted Common Stock grant and $6,000 in matching 401(k) contributions pursuant to our 401(k) retirement plan.

(8)
Mr. Lucas received $650,000 in bonus payments in or related to fiscal 2004. Of this amount, $250,000 represents a bonus paid on June 27, 2004, the first anniversary of our IPO, for the period from June 27, 2003 to December 31, 2003. The remaining $400,000 represents Mr. Lucas’ bonus for the period from January 1, 2004 to December 31, 2004.

(9)	Mr. Lucas received $100,000 on July 1, 2004, which represents the second installment of his signing bonus pursuant to his employment agreement with us.
(10)
As of December 31, 2004, Mr. Lucas held 35,088 vested and unvested shares of restricted Common Stock, valued in the aggregate at $963,516 (based on a closing share price on such date of $27.46). 17,544 shares of restricted Common Stock will vest on June 27, 2005 and 2006, respectively, the second and third anniversaries of the date of the grant.  The Company has paid and will pay dividends of $1.60 per annum on all vested and unvested shares of restricted Common Stock held by Mr. Lucas.

(11)
Mr. Lucas received no bonus from the Company for the period from June 27, 2003 to December 31, 2003. However, pursuant to his employment agreement with us, Mr. Lucas received a $250,000 bonus on June 27, 2004, the first anniversary of our IPO, for the period from June 27, 2003 to December 31, 2003. On June 27, 2003, Mr. Lucas received a previously accrued bonus of $400,000 under an employment agreement obligation of the Maguire Organization for his service for the period from the date of his hiring by the Maguire Organization, July 1, 2002, until June 26, 2003, which obligation we assumed in connection with our IPO.

(12)	Mr. Lucas received $100,000 on July 1, 2003, which represents the first installment of his signing bonus pursuant to his employment agreement with us.
(13)
In fiscal 2004, Mr. Lucas received a full tax gross-up of approximately $1.0 million relating to his restricted Common Stock grant paid over the period during which his restricted Common Stock vests, and also was reimbursed $378,000 by us for certain costs and expenses in connection with his relocation to Los Angeles. Mr. Lucas did not receive any matching 401(k) contributions in fiscal 2004 pursuant to our 401(k) retirement plan.

(14)	Reflects a pro-rata bonus, pursuant to Mr. Flaherty’s employment agreement, as amended, for the period from May 1, 2004 to December 31, 2004.
(15)
As of December 31, 2004, Mr. Flaherty held 26,316 vested shares of restricted Common Stock, valued in the aggregate at $722,637 (based on a closing share price on such date of $27.46). The Company has paid and will pay dividends of $1.60 per annum on the vested shares of restricted Common Stock held by Mr. Flaherty.

(16)
In fiscal 2004, Mr. Flaherty was reimbursed $305,000 by us for certain costs and expenses in connection with his relocation to Los Angeles. Mr. Flaherty did not receive any matching 401(k) contributions in fiscal 2004 pursuant to our 401(k) retirement plan.

(17)	Mr. Flaherty received a lump-sum cash payment of $500,000 in connection with the consummation of our IPO on June 27, 2003.
(18)
As of December 31, 2004, Mr. Lammas held 65,146 vested and unvested shares of restricted Common Stock, valued in the aggregate at $1,788,909 (based on a closing share price on such date of $27.46). 16,162 shares of restricted Common Stock will vest on June 27, 2005 and 2006, respectively, the second and third anniversaries of the date of the grant.   The Company has paid and will pay dividends of $1.60 per annum on all vested and unvested shares of restricted Common Stock held by Mr. Lammas.

(19)	Mr. Lammas received a lump-sum cash payment of $250,000 in connection with the consummation of our IPO on June 27, 2003.
Aggregate compensation paid to key employees who are not named executive officers may exceed that paid to the named executive officers, particularly for employees responsible for development matters whose bonus compensation may include incentive compensation based on project completion.

Option Grants in 2004

No executives received option grants in fiscal 2004.

Aggregated Option Exercises in 2004 and Year-End 2004 Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at December 31, 2004		Value of Securities Underlying Unexercised Options at December 31, 2004 (1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Dallas E. Lucas	-	-	-	500,000	-	$4,230,000

__________
(1)	Based on the closing price of $27.46 per share of Common Stock on December 31, 2004, as reported by the NYSE.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a)) (c) (1)
Equity compensation plans approved by stockholders	550,000	(2)	3,466,236
Equity compensation plans not approved by stockholders	N/A	N/A	N/A

_________
(1)	Includes shares available for future restricted Common Stock grants.
(2)
The weighted-average exercise price for options to acquire 530,000 shares of Common Stock is $19.00. The weighted-average exercise price for the remaining options to acquire 20,000 shares of Common Stock is $24.38.

401(k) Plan

The Company has a 401(k) benefit plan (the “401(k) Plan”) for all full-time employees who have completed twelve months of service with the Company. Employees may contribute up to 60% of their annual compensation, limited by the maximum amount allowed under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). The Company provides a matching contribution in an amount equal to 50% of the employee contribution. Company contributions vest over the second through the sixth year of employment at a rate of 20% per year. Company contributions to the 401(k) Plan were approximately $233,000 for the year ended December 31, 2004. The 401(k) Plan qualifies under Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan.

Employment Agreements

We have entered into employment agreements effective as of June 27, 2003 with Messrs. Maguire, Gilchrist and Lucas. The employment agreements provide for Mr. Maguire to serve as our Co-Chief Executive Officer, Mr. Gilchrist to serve as our Co-Chief Executive Officer and President and Mr. Lucas to serve as our Executive Vice President and Chief Financial Officer. These employment agreements require Messrs. Maguire, Gilchrist and Lucas, as applicable, to devote substantially full-time attention and time to our affairs, but also permit them to devote time to their outside business interests consistent with past practice.

The employment agreements with Messrs. Maguire and Gilchrist have a term of five years and the employment agreement with Mr. Lucas has a three-year term. Each employment agreement provides for automatic one-year extensions thereafter, unless either party provides at least 60 days’ notice of nonrenewal.

The employment agreements provide for:

•	an annual base salary of $150,000 for Mr. Maguire, $450,000 for Mr. Gilchrist and $400,000 for Mr. Lucas, subject to increase in accordance with our normal executive compensation practices;

•	eligibility for annual cash performance bonuses under our incentive bonus plan, based on the satisfaction of performance goals established in accordance with the terms of such plan;
•
in the case of Mr. Gilchrist, a lump-sum cash payment of $1.25 million that was paid on June 27, 2003, which was intended to mitigate tax obligations associated with the vesting of restricted Common Stock issued to Mr. Gilchrist;

•	participation in other incentive, savings and retirement plans applicable generally to our senior executives; and
•	medical and other group welfare plan coverage and fringe benefits provided to our senior executives.
Through December 31, 2004, Mr. Gilchrist’s annual bonus ranged from 50% to 200% of his base salary, with a target of 100%, and was at least 100% of his base salary for the first two calendar years of his employment term. Mr. Lucas’ annual bonus ranged from 50% to 150% of his base salary, with a target of 100%, and was at least 100% of his base salary for the first calendar year of his employment term. In April 2005, our Compensation Committee adopted revised guidelines for determining the annual cash incentive bonuses that may become payable to certain executive officers commencing January 1, 2005. Pursuant to the revised guidelines, Mr. Gilchrist’s target annual bonus will be 100% of his base salary, with his actual annual bonus ranging from 0% to 200% of his target bonus, and Mr. Lucas’ target annual bonus will be 100% of his base salary, with his actual annual bonus ranging from 0% to 200% of his target bonus. These bonus provisions will apply until the earliest to occur of:

•	the first material modification of the applicable bonus plan (within the meaning of Section 162(m) of the Code);
•	the expiration of such bonus plan;
•	the first meeting of stockholders at which members of the Board are to be elected that occurs after the close of the 2006 calendar year; or
•	such other date required by Section 162(m) of the Code.
In addition, upon the consummation of our IPO, Mr. Gilchrist and Mr. Lucas were granted 460,526 shares and 52,632 shares of restricted Common Stock, respectively, at a purchase price equal to the par value per share. Mr. Gilchrist also received a full tax gross-up of approximately $2.2 million relating to the vesting of the first 131,579 shares of his restricted Common Stock grant. Mr. Lucas also received a full tax gross-up of approximately $1.0 million relating to his restricted Common Stock grant paid over the period during which his restricted Common Stock vests. 197,368 shares and 52,632 shares of Mr. Gilchrist’s restricted Common Stock vested on June 27, 2003 and June 27, 2004, respectively, and 52,632 shares will vest on June 27 of each of the next four years. 17,544 shares of Mr. Lucas’ restricted Common Stock vested on June 27, 2004, and 17,544 shares will vest on each of June 27, 2005 and June 27, 2006.

Pursuant to Mr. Lucas’ employment agreement, he also received a non-qualified stock option to purchase 500,000 shares of our Common Stock upon consummation of our IPO at an exercise price per share equal to $19.00 per share. Mr. Lucas’ stock option will vest in full on June 27, 2006.

Under Mr. Lucas’ employment agreement, Mr. Lucas received a signing bonus of $200,000, paid in two equal installments of $100,000 on July 1, 2003 and July 1, 2004. Mr. Lucas was also reimbursed $378,000 by us for certain costs and expenses in connection with his relocation to Los Angeles.

The employment agreements for Messrs. Maguire, Gilchrist and Lucas provide that if an executive’s employment is terminated by us without “cause” or by the executive for “good reason” prior to a “change in control” (each as defined in the applicable employment agreement), the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	a lump-sum cash payment equal to 200% (150% in the case of Mr. Lucas) of the sum of his then-current annual base salary plus average bonus over the prior three years;
•	his prorated annual bonus for the year in which the termination occurs;
•	in the case of Mr. Lucas, any unpaid portion of his signing bonus;
•
health benefits for two years (18 months in the case of Mr. Lucas) following the executive’s termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer; and

•	outplacement services at our expense.
Under the employment agreements, we have agreed to make an additional tax gross-up payment to the executive if any amounts paid or payable to the executive would be subject to the excise tax imposed on certain so-called “excess parachute payments” under Section 4999 of the Code. However, if a reduction in the payments and benefits of 10% or less would render the excise tax inapplicable, then the payments and benefits will be reduced by such amount, and we will not be required to make the gross-up payment. Each of Messrs. Maguire, Gilchrist and Lucas will also be entitled to a full tax gross-up relating to any additional social security withholding resulting from his simultaneous employment by us, the Operating Partnership and Maguire Properties Services, Inc., a Maryland corporation (the “Services Company”), a wholly owned subsidiary of the Operating Partnership.

Each employment agreement for Messrs. Maguire, Gilchrist and Lucas provides that, if the executive’s employment is terminated by us without cause or by the executive for good reason within two years (one year in the case of Mr. Lucas) after a “change in control” (as defined in the applicable employment agreement) or, in the case of Mr. Maguire or Mr. Gilchrist, by the executive for any reason within 30 days after the one-year anniversary of the change of control, then the executive will receive the above benefits and payments as though the executive’s employment was terminated without cause or for good reason, except that the lump-sum cash severance payment multiple will be 300% in the case of Messrs. Maguire and Gilchrist and 200% in the case of Mr. Lucas. The period during which the executive will be entitled to continued health insurance coverage will be increased accordingly. In addition, all stock options held by the executive will become fully exercisable and all restricted Common Stock held by such executive will become fully vested.

Each employment agreement also provides that the executive or his estate will be entitled to certain severance benefits in the event of his death or disability.

The employment agreements contain standard confidentiality provisions that apply indefinitely and non-solicitation provisions that will apply during the term of the employment agreements and for a two-year period thereafter (one year in the case of Mr. Lucas).

We have also entered into employment agreements with Messrs. Flaherty and Lammas. The employment agreements provide for Mr. Flaherty to serve as our Senior Vice President, Leasing and Marketing and Mr. Lammas to serve as our Senior Vice President, General Counsel and Secretary. Mr. Flaherty entered into an employment agreement on November 7, 2002, the terms of which were modified pursuant to an amended and restated employment agreement on May 1, 2004.

The employment agreements with Messrs. Flaherty and Lammas provide that their employment with us is “at-will” and may be terminated by either the executive or us upon at least 30 days advance written notice, subject to certain obligations by us to provide certain payments and benefits upon certain types of terminations, as more fully described below.

The employment agreements provide for:

•
an annual base salary of $275,000 prior to May 1, 2004 and $300,000 from May 1, 2004 for Mr. Flaherty and $275,000 for Mr. Lammas, subject to increase in accordance with our normal executive compensation practices;

•	eligibility for annual cash performance bonuses under our incentive bonus plan, based on the satisfaction of performance goals established in accordance with the terms of such plan;
•	an additional lump-sum cash payment of $500,000 for Mr. Flaherty and $250,000 for Mr. Lammas, each of which was paid in July 2003;
•	participation in other incentive, savings and retirement plans applicable generally to similarly situated executives; and
•	medical and other group welfare plan coverage and fringe benefits provided to similarly situated executives.
Through December 31, 2004, Mr. Flaherty’s target annual bonus was 60% of his base salary and his maximum annual bonus was 90% of his base salary. Mr. Flaherty’s annual bonus for the Company’s fiscal year ended December 31, 2004 was pro-rated based on the period from

May 1, 2004, the effective date of the new employment agreement, to December 31, 2004. Mr. Lammas’ target annual bonus was 50% of his base salary and his maximum annual bonus was 100% of his base salary. Pursuant to the revised guidelines adopted by our Compensation Committee, commencing January 1, 2005, Mr. Flaherty’s target annual bonus will be 60% of his base salary, with his actual annual bonus ranging from 0% to 200% of his target bonus, and Mr. Lammas’ target annual bonus will be 75% of his base salary, with his actual annual bonus ranging from 0% to 200% of his target bonus.

In addition, on June 27, 2003, pursuant to these employment agreements we granted Messrs. Flaherty and Lammas 26,316 shares and 13,158 shares of fully vested restricted Common Stock, respectively. In addition, on June 27, 2004, we granted Mr. Lammas $2,000,000 worth of restricted Common Stock (valued at the fair market value, as determined under our Incentive Award Plan, as of the date of grant). 20% of Mr. Lammas’ shares vested on the date of grant and, subject to Mr. Lammas’ continued employment with us, an additional 20% of such shares will vest on each of the first, second, third and fourth anniversaries of the date of grant.

The employment agreements also provide that each executive is entitled to a full tax gross-up relating to any additional social security withholding resulting from his simultaneous employment by us, the Operating Partnership and the Services Company.

The employment agreements provide that if Mr. Flaherty’ or Mr. Lammas’ employment is terminated by us without “cause” (as defined in the employment agreements), then, subject to the executive’s execution and non-revocation of a general release of claims, the executive will be entitled to receive a lump-sum cash severance payment consisting of:

•	100% of his then-current annual base salary, plus
•	in the case of Mr. Flaherty, 100% of his target annual bonus (assuming that he had remained employed) for the year in which the termination of employment occurs, or
•	in the case of Mr. Lammas, 100% of his maximum annual bonus (assuming that he had remained employed) for the year in which the termination of employment occurs.
In the event Mr. Lammas is terminated by us without cause at any point, the above-mentioned $2,000,000 restricted Common Stock award granted to him will vest immediately.

The employment agreements also contain standard confidentiality provisions that apply indefinitely and non-solicitation provisions that will apply during the term of the employment agreements and for a one-year period thereafter.

Compensation Committee Interlocks and Insider Participation

There are no Compensation Committee interlocks and none of our employees participates on the Compensation Committee.

Compensation Committee Report on Executive Compensation*

The Compensation Committee of our Board of Directors is currently comprised of four Independent Directors, Caroline S. McBride (Chair), Lawrence S. Kaplan, Andrea L. Van de Kamp and Walter L. Weisman. The Compensation Committee has overall responsibility for our executive compensation policies and practices, including:

•	developing, administering and monitoring the Company’s executive compensation program;
•	determining the compensation of our Co-Chief Executive Officers, subject to their existing employment agreements;
•	overseeing all other executive officers’ compensation; and
•	reviewing and approving all compensation plans affecting our executive officers and the management of the Company.
From time-to-time, the Compensation Committee may retain compensation and other management consultants to assist with, among other things, structuring our various compensation programs and determining appropriate levels of salary, bonus and other awards payable to our executive officers, as well as to guide us in the development of near-term individual performance objectives necessary to achieve long-term profitability.

Compensation Philosophy and Policies. The objective of our executive compensation program is to attract, retain and motivate talented executives who can help the Company maximize stockholder value. In order to achieve this objective, in addition to annual base salaries, the executive compensation program utilizes a combination of long-term incentives through equity-based compensation and annual incentives through cash bonuses. The program is intended to encourage high performance, promote accountability and ensure that the interests of executives are aligned with the interests of the Company’s stockholders by linking a portion of executive compensation directly to increases in stockholder value. We seek to provide total compensation to our executive officers that is comparable to total compensation paid by REITs similar to us.

There are two primary types of compensation provided to our executive officers:

•
annual compensation, which includes (i) a base salary, intended to provide a stable annual salary for each executive officer at a level consistent with such officer’s individual contributions, and (ii) annual performance bonuses, intended to link each executive officer’s compensation to our performance and to such officer’s performance; and

___________________
*  The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

•	long-term compensation, which includes restricted shares of our Common Stock, stock options and other equity-based compensation intended to encourage actions to maximize stockholder value.
Annual Base Salary. The base salary for each of our named executive officers is provided for in the employment agreement between the Company and the relevant officer, as described above in the section entitled “- Employment Agreements.” Each of Messrs. Maguire, Gilchrist and Lucas’ employment agreement provides that such officer’s base salary will be reviewed no less frequently than annually for possible increase in the Board’s discretion, and each of Messrs. Flaherty and Lammas’ employment agreement provides that such officer’s base salary may be subject to increase pursuant to the Company’s policies as in effect from time-to-time. Salary levels of executive officers are generally established after a review of data for executives in similar positions in comparable REITs and other real estate companies. When reviewing individual base salaries, the Compensation Committee considers individual and corporate performance, levels of responsibility and competitive pay practices, as well as other subjective factors (such as the individual’s experience). These considerations necessarily vary from individual to individual.

Annual Incentive Bonuses. Annual incentives are provided in the form of cash bonuses to be paid if certain performance objectives are achieved. Except with respect to Mr. Maguire, each named executive officer’s employment agreement provides for an annual bonus within a range based on an initial percentage of the executive’s base salary for the first calendar year of employment, which bonus provisions were revised in April 2005 by the Compensation Committee, as described above in the section entitled “- Employment Agreements.” The bonus range in each executive’s employment agreement (or as revised in April 2005 by the Compensation Committee) is intended to provide guidance for such executive’s annual bonus. However, bonuses are ultimately discretionary, except as provided in the employment agreements discussed above, and are subject to final determinations based upon the Compensation Committee’s evaluation of each executive’s performance. For 2004, Mr. Maguire received no annual bonus. Mr. Gilchrist received $787,500 in bonus payments in or related to fiscal 2004. Of this amount, $337,500 represents a bonus paid on June 27, 2004, the first anniversary of our IPO, for the period from June 27, 2003 to December 31, 2003. The remaining $450,000 represents Mr. Gilchrist’s bonus for the period from January 1, 2004 to December 31, 2004. Mr. Gilchrist’s bonus for fiscal 2004 represents his target bonus, based on the Compensation Committee’s determination of his performance. Mr. Lucas received $650,000 in bonus payments in or related to fiscal 2004. Of this amount, $250,000 represents a bonus paid on June 27, 2004, the first anniversary of our IPO, for the period from June 27, 2003 to December 31, 2003. The remaining $400,000 represents Mr. Lucas’ bonus for the period from January 1, 2004 to December 31, 2004. Mr. Lucas’ bonus for fiscal 2004 was at the mid-point of his bonus range, based on the Compensation Committee’s determination of his performance. Mr. Flaherty received a pro-rata bonus of $150,750, pursuant to his amended employment agreement, for the period from May 1, 2004 to December 31, 2004. Mr. Flaherty’s pro-rata bonus for fiscal 2004 was at the high point of his bonus range, based on the Compensation Committee’s determination of his performance. Mr. Lammas received an annual bonus of $275,000 for the period from January 1, 2004 to December 31, 2004. This bonus was at the high point of his bonus range, based on the Compensation Committee’s determination of his performances.

Long-Term Incentive Compensation. The Compensation Committee recognizes that while our bonus programs provide awards for positive short-term and mid-term performance, equity participation creates a vital long-term partnership between executive officers and stockholders. Long-term incentives are provided to executives either through restricted Common Stock grants or through the grant of stock options or other awards pursuant to our Incentive Award Plan, which is administered by the Compensation Committee. The Compensation Committee has the discretion to determine those individuals to whom awards will be granted and to determine the terms and provisions of awards, including the exercise or purchase price, expiration date, vesting schedule and terms of exercise, subject to the provisions of our Incentive Award Plan. The exercise price of nonqualified stock options and incentive stock options must be at least 85% and 100%, respectively, of the fair market value of our Common Stock on the date of grant. Grants of restricted shares of our Common Stock have a purchase price of no less than the par value of our Common Stock. In 2004, Mr. Lammas received $2.0 million of restricted Common Stock pursuant to his employment agreement. None of our other named executive officers received restricted Common Stock or options in 2004.

2004 Co-Chief Executive Officer Compensation. For the fiscal year ended December 31, 2004, Mr. Maguire’s base salary was $150,000 per year and Mr. Gilchrist’s base salary was $450,000 per year. No annual bonus was awarded to Mr. Maguire for the period from January 1, 2004 to December 31, 2004, because of his substantial ownership in the Company which fully aligns Mr. Maguire’s interest with those of the Company’s stockholders. This approach, with respect to Mr. Maguire’s 2004 bonus, in no way limits the Compensation Committee’s discretion to award Mr. Maguire future annual bonuses depending on his performance and that of the Company. With respect to Mr. Gilchrist’s annual bonus, please see the earlier discussion under the heading “- Annual Incentive Bonuses.”

Tax Deductibility Of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to any named executive officers, other than compensation that is performance-based under a plan that is approved by the corporation’s stockholders and that meets certain other technical requirements. The Compensation Committee’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing our executives with appropriate rewards for their performance. In the appropriate circumstances, however, the Compensation Committee is prepared to exceed the limit on deductibility under Section 162(m) to the extent necessary to ensure our executive officers are compensated in a manner consistent with our best interests and those of our stockholders.

COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS

Caroline S. McBride, Chair
Lawrence S. Kaplan
Andrea L. Van de Kamp
Walter L. Weisman

Performance Measurement Comparison*

The following graph provides a comparison of cumulative total stockholder return for the period from June 25, 2003 (the date upon which our Common Stock began publicly trading) through December 31, 2004, among the Company, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) Equity REIT Total Return Index (the “Equity REIT Index”) and the Standard & Poor’s (“S&P”) 500 Index. The Equity REIT Index includes all tax-qualified equity REITs listed on the NYSE, the American Stock Exchange and the NASDAQ Stock Market. Equity REITs are defined as those with 75% or more of their gross invested book value of assets invested directly or indirectly in the equity ownership of real estate. Upon written request, we will provide any stockholder with a list of the REITs included in the Equity REIT Index. The stock performance graph assumes an investment of $100.00 in each of the Company and the two indices, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance. Data for the Company, the Equity REIT Index and the S&P 500 Index were provided to us by NAREIT. The data shown is based on the closing share prices or index values, as applicable, at the end of the last day of each month shown (except for the initial date, June 25, 2003).

___________________
* The material in this performance graph is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

AUDIT MATTERS
Audit Committee Report*

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee approved the selection of the Company’s independent registered public accounting firm and reviewed and discussed the audited consolidated financial statements included in Company’s Annual Report on Form 10-K with management, including the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting. The Audit Committee discussed with KPMG LLP, the Company’s independent registered public accounting firm, the overall scope of their respective audits. The Audit Committee meets with KPMG LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with KPMG LLP their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 15, 2005.

The Audit Committee is composed of Independent Directors under the current NYSE listing standards. Such directors also satisfy the independence requirements of Section 10A-3(m) of the Exchange Act and Rule 10A-3(b)(i). The Board has approved a charter of the Audit Committee, included with the Company’s 2004 Proxy Statement as Appendix I. The Audit Committee held six meetings during fiscal 2004.

Pre-Approval Policy and Procedures

Before the independent registered public accounting firm is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the

___________________
* The material in this report is not soliciting material is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

independent registered public accounting firm, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accounting firm. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

Lawrence S. Kaplan, Chair
Caroline S. McBride
Andrea L. Van de Kamp
Walter L. Weisman

Independent Registered Public Accounting Firm

The following summarizes the fees paid to KPMG LLP for the years ended December 31, 2004 and 2003:

Fees	2004	2003
Audit Fees(1)	$1,485,245	$3,505,000
Audit-Related Fees(2)	307,800	167,000
Tax Fees(3)	-	-
All Other Fees	-	-
Total Fees	$1,793,045	$3,672,000
_________

(1)
“Audit Fees” are the aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and December 31, 2003, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q during 2004 and 2003 and audits of statements of revenues and certain expenses for acquired properties. “Audit Fees” also include amounts billed for registration statements filed in 2004 and 2003 and related comfort letters and consents.

(2)
“Audit-Related Fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” described above, including audits of expenses for the Company’s properties and agreed upon procedures engagements.

(3)
No “Tax Fees” were paid to KPMG LLP for the years ended December 31, 2004 and December 31, 2003. Certain tax fees were paid to Deloitte & Touche LLP, who are not our independent registered public accounting firm, for such years.

From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by an independent registered public accounting firm, all audit services provided by KPMG LLP have been pre-approved by the Audit Committee, and no non-audit services have been performed by KPMG LLP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Tax Indemnity and Debt Guarantees

In connection with our IPO, interests in certain property entities were contributed to us (through the Operating Partnership) pursuant to contribution agreements with the individuals or entities that previously held those interests. The contributors transferred their interests in the property entities to the Operating Partnership (or another of our subsidiaries) for Units. We assumed or succeeded to all of the contributors’ rights, obligations and responsibilities with respect to the properties and the property entities contributed.

Under the contribution agreements of Mr. Maguire and related entities, Master Investments, LLC and others, we have agreed that in the event the Operating Partnership directly or indirectly sells, exchanges or otherwise disposes of (whether by way of merger, sale of assets or otherwise) in a taxable transaction any interest in three of our properties, Gas Company Tower, US Bank Tower and KPMG Tower, until June 27, 2012 (or up to June 27, 2015 if Mr. Maguire and related entities continue to own 50% or more of the Units received by them in certain transactions related to our IPO (the “formation transactions”) and pursuant to the option agreements related to certain properties that we have an option to purchase (the “Option Properties”)) and two of our properties, Plaza Las Fuentes and Wells Fargo Tower, until June 27, 2010 (or up to June 27, 2013 if Mr. Maguire and related entities continue to own 50% or more of the Units received by them in the formation transactions and pursuant to the option agreements related to Option Properties), then the Operating Partnership will indemnify each contributor for all direct and indirect adverse tax consequences. The calculation of damages will not be based on the time value of money or the time remaining within the restriction period. These tax indemnities do not apply to the disposition of a restricted property if:

•
such disposition qualifies as a like-kind exchange under Section 1031 of the Code or an involuntary conversion under Section 1033 of the Code, or other transaction, in each case that does not result in the recognition of taxable income or gain to the contributor; provided, that:

•
in the event of a disposition of a restricted property under Section 1031 or 1033 of the Code, or pursuant to another tax deferred transaction, any property or property interest acquired in the exchange shall be subject to the same restrictions as the property or interests disposed;

•
if a restricted property is transferred to another entity in a transaction in which gain or loss is not recognized, the interest of the Operating Partnership in such entity shall thereafter be considered a restricted property, and if the acquiring entity’s disposition of such restricted property would cause the contributor to recognize gain or loss, the transferred restricted property shall still be considered a restricted property; and

•
in the event of a merger or consolidation involving the Operating Partnership and an entity that qualifies for taxation as a “partnership” for federal income tax purposes, the successor partnership shall have agreed in writing for the benefit of the contributor that the sales restrictions shall continue to apply with respect to each restricted property; or

•
with respect to the contributor, the adjusted taxable basis of the applicable restricted property has increased in the hands of the Operating Partnership to fair market value as a result of a taxable disposition of Units or otherwise such that a taxable disposition of such restricted property by the Operating Partnership would not result in the allocation of taxable gain to the contributor pursuant to Section 704(c) of the Code.

Under Mr. Maguire’s and related entities’ contribution agreements, we agreed to use commercially reasonable efforts to make $443.8 million of indebtedness available for guarantee by Mr. Maguire and entities related to him until June 27, 2012 (or up to June 27, 2015 if Mr. Maguire and related entities continue to own 50% or more of the Units received by them in the formation transactions and pursuant to the option agreements related to Option Properties). Under the contribution agreement of Master Investments, LLC, we agreed to use commercially reasonable efforts to make available for guarantee by such entity $65.0 million of indebtedness on the same basis as Mr. Maguire. We also have agreed to make an additional $83.0 million in indebtedness available for guarantee by a third party on the same basis as Mr. Maguire. Among other things, these guarantees of debt allow the respective party to defer the recognition of gain in connection with the formation transactions.

Partnership Agreement

Concurrently with the completion of our IPO, we entered into a partnership agreement with the various limited partners of the Operating Partnership (as amended, the “Partnership Agreement”). Messrs. Maguire and Gilchrist, who are directors and executive officers of the Company, or entities related to them, are limited partners of the Operating Partnership.

Pursuant to the Partnership Agreement, persons holding Units as a result of the formation transactions, including Mr. Maguire, have the right to cause the Operating Partnership to redeem each of their Units for cash equal to the then-current market value of one share of Common Stock, or, at our election, to exchange their Units for shares of our Common Stock on a one-for-one basis.

Employment Agreements

We have entered into employment agreements with our executive officers as described under the heading “Executive Compensation - Employment Agreements.” We have also granted options for an aggregate of 50,000 shares of our Common Stock to our non-management directors under our Incentive Award Plan. Options for 30,000 shares, granted on June 27, 2003, have an exercise price per share equal to $19.00, and vest in three equal installments, with the first installment vesting on June 27, 2004, and the next two installments vesting on the subsequent two anniversaries of such date. Options for 20,000 shares, granted on June 3, 2004, have an exercise price per share equal to $24.38, and vest in three equal installments, with the first installment vesting on June 3, 2005, and the next two installments vesting on the subsequent two anniversaries of such date.

Option Agreements

We have entered into the following option agreements with entities controlled by Mr. Maguire granting the Operating Partnership the right to acquire each of the following three Option Properties or interests therein:

1733 Ocean Avenue

Under our option to acquire 1733 Ocean Avenue, we may acquire from Maguire Partners - 1733 Ocean, LLC, an entity affiliated with Mr. Maguire, its rights in the property, including the leasehold interest, the right of first refusal and the right of first negotiation, at any time prior to June 27, 2008 for Units with a value equal to the lower of fair market value and Mr. Maguire’s and related entities’ cost related to the acquisition, financing, leasing, entitlement, operation, maintenance and development of the property plus an 8% per annum return on their net equity investment in the property. The option price is payable in Units and through the assumption of indebtedness. We have a right of first refusal during the longer of the option term and the term of Mr. Maguire’s non-competition agreement with respect to any proposed sale of 1733 Ocean Avenue at the lower of the price set forth above and any proposed offer price to a third party. Our option expires on June 27, 2008, or earlier if we do not exercise our right of first refusal and the property is transferred to a third party.

Western Asset Plaza

Under our option to acquire Western Asset Plaza under an agreement with Maguire Partners-Pasadena, Ltd., an entity affiliated with Mr. Maguire, we may acquire the property at any time prior to December 11, 2008 for Units with a value equal to Mr. Maguire’s and related entities’ costs related to the acquisition, financing, leasing, entitlement, operation, maintenance and development of the property plus an 8% per annum return on their net equity investment in the property. The option price is payable in Units and through the assumption of indebtedness. We have a right of first refusal during the longer of the option term and the term of Mr. Maguire’s non-competition agreement with respect to any proposed sale of Western Asset Plaza at the lower of the price set forth above and any proposed offer price to a third party. Our option expires five years from completion of development, or earlier if we do not exercise our right of first refusal and the property is transferred to a third party. In early 2004, the parties undertook a fair market value assessment pursuant to an interim amendment to the option, which lapsed after the parties determined that pursuing the determination would not be productive for either party at that time.

Playa Vista - Water’s Edge

Under our option to acquire the 12.5% interest in the entity that owns the Water’s Edge development currently held by Maguire Partners - PV Investor Partnership, L.P., an entity controlled by Mr. Maguire, we may acquire that interest at any time prior to June 27, 2008 for Units with a value equal to the investment of Mr. Maguire and related entities in such 12.5% interest, plus an 8% per annum return on their net equity investment in such interest. The option price is payable in Units and through the assumption of indebtedness. We have a right of first refusal during the longer of the option term and Mr. Maguire’s non-competition agreement with respect to the proposed sale of this 12.5% interest at the lower of the price set forth above and any proposed offer price to a third party. Our option expires on June 27, 2008, or earlier if we do not exercise our right of first refusal and the interests are transferred to a third party.

Right of First Offer

We have a right of first offer relating to Solana, a 1.4 million square foot office, hotel and retail property in the Dallas/Ft. Worth, Texas area and the 322-acre Solana land parcel adjoining the Solana property, each of which is controlled by Mr. Maguire. Pursuant to this right, we may make the first offer to purchase these properties if these entities decide to sell them or, alternatively, match the terms of an unsolicited third party offer. If we make an offer that is rejected or elect not to match the unsolicited offer, these entities may sell the property or properties on which we made an offer, but only to a third party within 120 days and on terms that are as good or better to the selling entity than the terms of our offer. Any purchase by us of these properties is required to be paid by us with Units, with each unit valued at the then-current fair market value of a share of our Common Stock, or, if we and the applicable property owner(s) agree(s), in cash.

Management, Leasing, Development and Services Agreements

Through the Operating Partnership and Services Company, we have entered into management and/or leasing agreements with the entities that own each of the Option Properties, the entity that owns the excluded Solana property and the entity that owns the 322-acre land parcel adjoining Solana. Mr. Maguire directly or indirectly owns a controlling or material interest in each of these entities. Under the terms of the management agreements, we, the Operating Partnership or the Services Company provide property management, operating, maintenance, repair and/or leasing services to each of these properties in return for management fees, leasing commissions and reimbursements of actual direct costs and expenses incurred by us or the Services Company, as applicable.

Under the management agreements with the entities that own the Option Properties and the entity that owns the Solana land parcel, the management fees paid to us vary depending on whether or not the property has stabilized. Prior to stabilization, our management fee is the greater of our overhead costs and 3% of our reimbursable out-of-pocket expenses, provided that, on an annualized basis, our management fee must be at least $0.40 per net rentable square foot per year. After stabilization, our management fee is 3% of rents and other income generated by the project. Under the option agreement with the entity that owns all of Solana except the land parcel, our management fee is 3% of rents and other income generated by the project, except for income generated by the hotel, restaurant and health club at Solana, each of which is managed by others. Under the management agreement between the Services Company and the entities that own the Solana property and the Solana land parcel, we are additionally entitled to receive a cash incentive fee equal to 5% of the property’s net cash flow and an additional incentive fee equal to 5% of the proceeds realized from net capital proceeds from a sale or refinancing of the property. Leasing commissions are the same under all of the management agreements and, with exceptions as noted below, are generally equal to 4% of base rent during the first five years of a lease, 2% of base rent during the second five years, 1% during the third five years and nothing thereafter. If the lease is pursuant to a renewal option or involves an existing tenant leasing new space in the same property, leasing commissions are equal to 4% of base rent during the first five years of a lease, 2% of base rent during the second five years and nothing thereafter. Finally, if the lease is by an existing tenant pursuant to a previously negotiated option to lease additional space in the same property, our leasing commission with respect to that new space will be equal to the incremental additional commission to which we would then be entitled if the tenant had been obligated to lease such additional space under its original lease. Under each of the management agreements, we are also entitled to tenant and capital improvement fees if we supervise or administer tenant or capital improvements at the properties. The capital improvement fees are equal to 3% of the total cost of the work, but are payable only if the work is not performed by one of our affiliates pursuant to a separate development agreement. The tenant improvement fees are equal to at least 3% of the cost of the work, or a higher fee if a higher fee is stipulated in the lease or other agreement pursuant to which the improvements are being undertaken. The Services Company hires employees to perform certain of these services and receives certain administrative services from the Operating Partnership pursuant to a separate agreement. The management agreements between us and the entities that own the Option Properties are coterminous with our options to purchase these properties. The management agreement between us and the entities that own the Solana property and the Solana land parcel will terminate if and when Mr. Maguire no longer owns an interest in that property or is no longer bound by his non-competition agreement with us.

In connection with the formation transactions, the Services Company assumed the rights and obligations of development manager under a development agreement between Maguire Partners Development, Ltd. and the entity that owns Western Asset Plaza, which is controlled by Mr. Maguire, under what we believe are fair market terms and conditions for development services. Under this development agreement, the Services Company served as an independent contractor to arrange, supervise, coordinate and carry out all services necessary for development work at Western Asset Plaza in accordance with its existing plans and budget. The Services Company is entitled to a development fee of 3% of the cost of the development, plus reimbursement of actual direct costs and expenses incurred. Pursuant to the development agreement, development fees, costs and expenses are not payable until the property is stabilized and certain leasing and financial performance benchmarks have been attained or, at the latest, May 31, 2005. We anticipate earning additional development fees, subject to these payment provisions, in the near term.

We have also entered into a services agreement with each of the entities that own three Excluded Properties, the senior housing project located at 740 South Olive Street, the 17th & Grand garage and Solana (except for the land parcel), pursuant to which we or the Services Company will provide certain administrative and operations services to these entities in exchange for payments equal to the fair market value of such services, as agreed to by the parties to such agreements.

The fees paid by the entities that own the Option Properties and the Excluded Properties to us under each of the management, leasing, development and services agreements described above totaled $816,900 in 2004.

Property and Liability Insurance

The properties in our existing portfolio and the Option and Excluded Properties that are owned or controlled by Mr. Maguire are collectively insured under a blanket property, liability, fire, extended coverage, earthquake, terrorism and rental loss insurance policy that expires on August 1, 2005.

Mr. Maguire will receive the benefit of the inclusion of the Option and Excluded Properties under this blanket insurance policy in exchange for prenegotiated premium payments by the entities that own these Option and Excluded Properties. Of the total anticipated annual premium of $11,847,119 under the blanket insurance policy, the property entities that own the Option and Excluded Properties - Solana, Western Asset Plaza, 740 South Olive, 1733 Ocean Avenue, 17th & Grand and Playa Vista - Water’s Edge - will pay allocated portions of this premium for June 2004 through August 2005 equal to $491,716, $337,024, $133,437, $124,971, $165,189 and $86,633, respectively.

We believe that the allocated premiums paid by these entities are comparable to the premiums these entities would pay for comparable insurance if they were to insure their respective properties on a stand-alone basis.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”), file reports of ownership and changes in ownership of the Company’s equity securities with the SEC.  Reporting Persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).  Based solely on its review of the copies of such reports received by it, and written representations from certain Reporting Persons that no other reports were required for those persons, the Company believes that, during the year ended December 31, 2004, the Reporting Persons met all applicable Section 16(a) filing requirements.

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s Proxy Statement and for consideration at the Company’s next Annual Meeting. To be eligible for inclusion in the Company’s 2006 Proxy Statement, your proposal must be received by the Company no later than January 2, 2006, and must otherwise comply with Rule 14a-8 under the Exchange Act. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s Proxy Statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

In addition, our Bylaws contain an advance notice provision with respect to matters to be brought at an Annual Meeting, including nominations, and not included in the Company’s Proxy Statement. If you would like to nominate a director or bring any other business before the stockholders at the 2006 Annual Meeting, you must comply with the procedures contained in our Bylaws, you must notify the Company in writing in a timely manner and such business must otherwise be a proper matter for action by our stockholders. To be timely under our current Bylaws, the notice must be delivered to our Secretary at our principal executive office at 333 South Grand Avenue, Suite 400, Los Angeles, California 90071 not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the Notice of Annual Meeting for the 2005 Annual Meeting.

Our Bylaws provide that nominations of persons for election to the Board and the proposal of business to be considered by our stockholders may be made at an Annual Meeting pursuant to the Company’s Notice of Annual Meeting, by or at the direction of the Board or by any stockholder of the Company who was a stockholder of record, both at the time of giving of the notice provided for in our Bylaws and at the time of the Annual Meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in our Bylaws. A stockholder’s notice regarding a director nomination shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of such person, (b) the class and number of shares of stock of the Company that are beneficially owned by such person and (c) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder (including any anticipated benefit to the stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such beneficial owner, and (b) the class and number of shares of each class of stock of the Company which are owned beneficially and of record by such stockholder and owned beneficially by such beneficial owner.

Any director nominations received from stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

You may write to the Secretary of the Company at our principal executive office, 333 South Grand Avenue, Suite 400, Los Angeles, California 90071, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the impacted stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, direct your written request to Investor Relations, Maguire Properties, Inc., 333 South Grand Avenue, Suite 400, Los Angeles, California 90071, or contact Investor Relations by telephone at (213) 626-3300. Any stockholder who currently receives multiple copies of the Proxy Statement at his, her or its address and would like to request “householding” of any communications should contact his, her or its broker.

Available Information

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, Proxy Statements and other information with the SEC. Reports, Proxy Statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (1-800-SEC-0330), or by way of the SEC’s Internet address, http://www.sec.gov.

The Company will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request of any such persons, additional copies of the Company’s Form 10-K for the period ended December 31, 2004. Requests for such copies should be addressed to: Mark T. Lammas, Senior Vice President, General Counsel and Secretary, Maguire Properties, Inc., 333 South Grand Avenue, Suite 400, Los Angeles, California 90071. You may also access additional information about the Company at our website, http://www.maguireproperties.com.

_______________________

You are urged to sign, date and return the enclosed proxy in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you subsequently decide to attend the 2005 Annual Meeting and wish to vote your shares at the meeting, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

By Order of Our Board of Directors

Mark T. Lammas
Secretary

April 29, 2005

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼
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PROXY
MAGUIRE PROPERTIES, INC. PROXY
2005 ANNUAL MEETING OF STOCKHOLDERS
JUNE 7, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, as record owner of the shares of Maguire Properties, Inc. (the “Company”) described below, hereby appoints Robert F. Maguire III, Richard I. Gilchrist and Mark T. Lammas, and each of them, as Proxies of the undersigned with the full power of substitution, to attend the 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting”) to be held on Tuesday, June 7, 2005 at 8:00 A.M., local time, at the Omni Los Angeles Hotel, 251 South Olive Street, Los Angeles, California, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement, each of which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS GIVEN WITH RESPECT TO ANY PARTICULAR MATTER, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” THE OTHER PROPOSAL AS DESCRIBED IN THE PROXY STATEMENT. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(Continued and to be signed and dated on the reverse side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼
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Proxy for Maguire Properties, Inc. Annual Meeting of Stockholders — June 7, 2005
Each proposal below has been proposed by the Company. The Board of Directors recommends a vote “FOR” each proposal listed below.

Please mark your votes like this	☒

1.	ELECTION OF DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS.

The following are the Company’s nominees for election as directors of the Company:

Robert F. Maguire III	Caroline S. McBride
Richard I. Gilchrist	Andrea L. Van de Kamp
Lawrence S. Kaplan	Walter L. Weisman

FOR all nominees listed	FOR ALL EXCEPT as marked to the contrary	WITHHOLD AUTHORITY to vote for all nominees listed
☐	☐	☐

INSTRUCTIONS: Mark the applicable box. To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.

2.	RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2005.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDER.
CHECK HERE ONLY IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. ☐

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature:	Signature:	Dated:

IMPORTANT: Please DATE and SIGN this proxy where indicated above. Please sign exactly as name appears on the records of the Company. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give the full title above the signature(s).